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                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                     UBS AG
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                  Switzerland                                   98-0186363
        ----------------------------------------           -------------------
        (State of Incorporation or Organization)            (I.R.S. Employer
                                                           Identification no.)
              Bahnhofstrasse 45,Zurich and
                Aeschenvorstadt 1, Basel
        ----------------------------------------           -------------------
        (Address or Principal Executive Offices)               (Zip Code)

          If this form relates to the                If this form relates to the
          registration of a class of securities      registration of a class of
          pursuant to Section 12(b) of the           securities pursuant to
          Exchange Act and is effective              Section 12(g) of the
          pursuant to General Instruction            Exchange Act and is
          A.(c), please check the                    effective pursuant to
          following box:[X]                          General Instruction A.(d),
                                                     please check the
                                                     following box:[ ]

Securities Act registration statement file number to which this form
relates:                                                         333-46930
                                                              ---------------
                                                              (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

             Title of Each Class               Name of Each Exchange on Which
             To be so Registered               Each Class is to be Registered
             -------------------               ------------------------------

          Enhanced Appreciation Securities         American Stock Exchange
          due March [ ], 2004 (Linked to the
          performance of a basket of common
          stocks)
--------------------------------------------   --------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                ----------------
                                (Title of Class)

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus under "Description of Notes We May Offer" and in the Preliminary Prospectus Supplement filed with the Commission on February 6, 2003 under Rule 424(b) and in the Prospectus dated May 17, 2001, pursuant to an effective Registration Statement on Form F-3 (File No. 333-46930) filed with the Commission on May 15, 2001, under the Securities Act of 1933, as amended (the "F-3 Registration Statement"), as Post-Effective Amendment No. 3 to the Company's Registration Statement on Form F-1 filed with the Commission on September 29, 2000, as amended by Post-Effective Amendment No. 1 on Form F-1 filed with the Commission on March 23, 2001 and by Post-Effective Amendment No. 2 on Form F-1 filed with the Commission on March 29, 2001.

ITEM 2.           EXHIBITS.

                  1. Form of Indenture, between the Company and U.S. Bank Trust National Association, as Trustee (included as
                           Exhibit 4.1 to the F-3 Registration Statement)

                  2. Form of Enhanced Appreciation Security due March [ ], 2004 (Linked to the performance of a basket of common stocks)

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                  3.       SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          UBS AG
                                          (Registrant)

Date: February 20, 2003                   By: /s/ Per Dyrvik
                                             ----------------------
                                              Per Dyrvik
                                              Managing Director

                                          By: /s/ Michael Mahaffy
                                             ----------------------
                                              Michael Mahaffy
                                              Managing Director